Exhibit 10.16

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement, dated as of December 30, 2014 (“Agreement”), is entered into between The Bancorp Bank, a Delaware banking corporation (together with its successors-in-interest, the “Seller”), and Walnut Street 2014-1 Issuer, LLC, a Delaware limited liability company (the “Issuer”).

WHEREAS, the Seller is a minority equity member of the Issuer;

WHEREAS, the Seller intends to sell, and the Issuer intends to purchase and acquire those certain assets described on the Schedule attached, hereto as Exhibit A (the “Assets”); and

WHEREAS, pursuant to the terms of the Indenture, dated as of the date hereof (the “Indenture”), among the Issuer, Wells Fargo Bank, National Association, as note administrator (together with its successors and assigns, the “Note Administrator”), and Wilmington Trust, National Association, as indenture trustee (together with its successors and assigns, the “Indenture Trustee”), the Issuer will issue the Notes secured by all of the assets of the Issuer;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Defined terms used herein but not defined herein shall have the meaning assigned in the Indenture.

SECTION 1.Agreement to Sell the Assets.

(a)Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, contributes, transfers, conveys, assigns and sets over to the Issuer, without recourse (except as provided in this Agreement), all of its right, title and interest in the Assets, including all of its right, title and interest in and to (i) to the extent specified in Section 3, all amounts received with respect to the Assets on or after the Cut-Off Date, (ii) all books, records, files, instruments and other documents concerning the foregoing assets and property (including, without limitation, all Asset Files) and (iii) all present and future claims, demands, causes of action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the conversion thereof (voluntarily or involuntarily) into cash or other liquid property of any of the foregoing (collectively, the “Transferred Assets”) in exchange for (i) a cash payment of $16,036,852 (the “Seller Cash Payment”), (ii) 100% of the Class A Notes issued pursuant to the Indenture, and (iii) 49% of the Class B Notes issued pursuant to the Indenture.  Upon the terms and subject to the conditions set forth in this Agreement, the Issuer hereby accepts the conveyance of the Transferred Assets by the Seller pursuant to this paragraph.

(b)The Issuer shall pay the Seller Cash Payment to the Seller or its designee on the Closing Date by wire transfer in immediately available funds to an account designated by the Seller.

(c)The Issuer hereby assumes all obligations of the Seller as owner of the Transferred Assets that arose or may arise on or after the Cut-Off Date.

SECTION 2.Sale of Transferred Assets.  It is not the intention of the Seller or the Issuer that any conveyance contemplated by this Agreement be deemed a pledge of any Transferred Assets by the Seller to the Issuer to secure a debt or other obligation of the Seller.  However, in the event that, notwithstanding the intent or agreement of the parties hereto, any or all of the Transferred Assets are held by a court of competent jurisdiction to continue to be property of the Seller, then (i) this Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC; (ii) the transfer of the Transferred Assets provided for herein shall be deemed to be a Grant by the Seller to the Issuer of a lien upon and security interest in all of the Seller’s right, title and interest in and to the Transferred Assets and all amounts payable on such Transferred Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (iii) the possession by the Issuer of the Transferred Assets and such other items of property as constitute instruments, money, negotiable documents, general intangibles, accounts or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to Section 9-313 of the UCC; and (iv) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such lien or security interest under applicable law.  Any assignment of the interest of the Issuer pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby or thereby.  The Seller and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a lien upon or security interest in the Transferred Assets, such lien or security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by the Seller to the Issuer of all deeds of trust, mortgages, chattel mortgages, assignments, security agreements, financing statements and other documents the Issuer reasonably requests, in form and substance satisfactory to the Issuer.  If any such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Issuer hypothecating and transferring such security interest in favor of the Indenture Trustee and transferring the obligation secured thereby to the Indenture Trustee.

SECTION 3.Delivery of Assets.  The Issuer hereby directs the Seller, and the Seller hereby agrees, at its expense, to deliver (or cause to be delivered) to the Indenture Trustee (or its custodian) all of the documents constituting the Asset Files relating to the Transferred Assets that are required to be delivered by the Issuer to the Indenture Trustee (or its custodian) pursuant to Section 3.2 of the Indenture as follows: (i) on or prior to the Closing Date, the documents and instruments required to be delivered pursuant to Section 3.2(a) of the Indenture on or before the Closing Date and (ii) on or before the 90th day after the Closing Date, the balance of the Asset File.  The Issuer hereby directs the Seller, and the Seller hereby agrees, at its expense, to deliver (or cause to be delivered) to the Asset Manager or a designee of the Asset Manager any escrow amounts and reserve amounts related to the Loans.  The Issuer and the Seller hereby further agree that the Seller shall remit all collections on the Assets received by or no behalf of the Seller on or after the Cut-off Date but prior to the Closing Date to the Asset Manager for deposit in accordance with the Asset Management Agreement prior to the Remittance Date related to the first Payment Date.  On or prior to the Closing Date, the Seller shall retain a third party vendor to complete the assignment and recordation or filing of applicable assignment documents and financing statements relating to the Assets in favor of the Issuer and from the Issuer in blank or to the Residential Loan Trustee, as applicable, all as further set forth in, and in accordance with the delivery requirements of, Section 3.2 of the Indenture.

SECTION 4.Books and Records; Certain Funds Received After the Cut-Off Date.

(a)All payments or other collections on the Assets to which the Issuer is entitled but is received by the Seller on or after the Cut-Off Date pursuant to this Agreement shall be remitted to the Asset Manager for deposit in the Asset Manager Collection Account in accordance with Section 3.

(b)The Seller agrees that its transfer of the Transferred Assets shall be reflected on the Seller’s balance sheet and other financial statements as a sale of the Transferred Assets by the Seller to the Issuer, and not as a financing by the Seller.  The Issuer agrees that the transfer of the Transferred Assets shall be reflected on the Issuer’s balance sheet and other financial statements as the purchase and/or acquisition of the Transferred Assets by the Issuer from the Seller, and not as a loan to the Seller.  The Seller and the Issuer agree that the transfer of the Transferred Assets by the Seller to the Issuer is intended to be a taxable sale or exchange described in Section 1001(a) of the Code, and the Seller and Issuer shall not take any position inconsistent with the foregoing for U.S. federal, and applicable state and local, income tax purposes.

SECTION 5.Representations and Warranties of the Seller.  In order to induce the Issuer to enter into this Agreement, the Seller hereby represents and warrants for the benefit of the Issuer as of the date hereof that:

(a)the Seller is a Delaware banking corporation duly formed, validly existing, and in good standing in the State of Delaware;

(b)the Seller has the power and authority to own its property and to carry on its business as now conducted;

(c)the Seller has the power to execute, deliver and perform this Agreement and neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of the transactions herein contemplated, nor the compliance by the Seller with the provisions hereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the organizational documents of the Seller or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or any of its properties, or any indenture, mortgage, contract or other instrument to which the Seller is a party or by which it is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(d)the Seller is in compliance with the laws of each state in which any Property is located, to the extent necessary so that a subsequent holder of the Assets (including, without limitation, the Issuer or the Indenture Trustee) that is in compliance with the laws of such state would not be prohibited from owning or enforcing the Assets solely by reason of any such non-compliance by the Seller;

(e)assuming the due authorization, execution and delivery of this Agreement by the other party to this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(f)there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially adversely affect (i) the transfer of the Transferred Assets and the Asset Files, (ii) the execution and delivery by the Seller or enforceability against the Seller of this Agreement or (iii) the performance of the Seller’s obligations hereunder; and to the Seller’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(g)the Seller is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller or any of its properties is bound;

(h)no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement;

(i)the Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby;

(j)the Seller is solvent and the Seller’s sale of the Transferred Assets hereunder will not cause the Seller to become insolvent; and

(k)the Seller’s sale of the Transferred Assets is not undertaken with the intent to hinder, delay or defraud the Seller’s creditors.

SECTION 6.Representations and Warranties of the Seller with Respect to the Assets.  The Seller further makes, as of the Closing Date, the representations and warranties set forth in Exhibit B hereto with respect to the Assets (the “Asset Representations”), subject to the exceptions set forth in Schedule 1 to the Asset Representations.

SECTION 7.Representations and Warranties of the Issuer.  In order to induce the Seller to enter into this Agreement, the Issuer hereby represents and warrants for the benefit of the Seller as of the date hereof that:

(a)the Issuer is a limited liability company duly formed, validly existing, and in good standing in the State of Delaware;

(b)the Issuer has the power and authority to own its property and to carry on its business as now conducted;

(c)the Issuer has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Issuer of this Agreement, nor the consummation by the Issuer of the transactions herein contemplated, nor the compliance by the Issuer with the provisions hereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the organizational documents of the Issuer or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Issuer or any of its properties, or any indenture, mortgage, contract or other instrument to which the Issuer is a party or by which the Issuer is bound, or (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Issuer’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(d)[reserved];

(e)assuming the due authorization, execution and delivery of this Agreement by the other party to this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(f)there are no legal or governmental proceedings pending to which the Issuer is a party or of which any property of the Issuer is the subject which, if determined adversely to the Issuer, would reasonably be expected to materially adversely affect the consummation of the transactions contemplated herein, and to the Issuer’s knowledge, no such proceedings are threatened by governmental authorities or by others;

(g)the Issuer is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its properties is bound;

(h)no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Issuer of the transactions contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made or the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a material adverse effect on the transactions contemplated herein; and

(i)the Issuer has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

SECTION 8.Notice of Breach; Cure and Repurchase.

(a)As to any Asset with respect to which any Defect or Breach has been determined to be a Material Document Defect or Material Breach pursuant to the terms of the Indenture, the Seller will, within 60 days of its receipt of notice from the Directing Holder or other Person of such breach or receipt of the Asset File Schedule and Exception Report, either (x) cure such Material Breach or Material Document Defect (which cure period shall be extended for an additional 30 days upon receipt by the Asset Manager of an officer’s certificate certifying that such breach is capable of being cured and ongoing diligent attempts to cure such breach have occurred) (and, in the event of such cure, the Issuer will provide the Indenture Trustee, the Directing Holder, the Note Administrator and the Asset

Manger with a certificate confirming that such cure has been effected), or (y) repurchase such Asset by causing such Asset to be removed from the lien of the Indenture and paying to the Asset Manager for deposit into the Asset Manager Collection Account an amount equal to the Repurchase Price of the Asset which is the subject of the removal as of such date, in which event such Asset will be removed from the Collateral and released from the lien of the Indenture.  The obligation of the Seller to cure such breach or make such payments shall be the exclusive remedy hereunder of the Issuer, the Indenture Trustee and the Noteholders for any breach of a representation or warranty or for a defective or missing document required to be delivered to the Indenture Trustee.

(b)The Seller hereby acknowledges the pledge by the Issuer to the Indenture Trustee, as trustee under the Indenture, for the benefit of the Holders of the Notes, of all rights of the Issuer under this Agreement, as collateral security, including, without limitation, the representations and warranties contained herein and of the obligation of the Seller to remove any Asset pursuant to this Section 8.  The Indenture Trustee or its designee may enforce such obligations as provided in Section 22 hereof.

(c)The Issuer acknowledges that Section 3.3(e) of the Indenture is intended to enable the Seller to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  The Issuer shall provide the Seller, upon request, such other information in its possession as would permit the Seller to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.  The Issuer shall not agree to any amendment, or waive any requirement, of Section 3.3(e) of the Indenture without the prior written consent of the Seller.

The Seller agrees that no 15Ga-1 Notice Provider shall be required to provide information in a 15Ga-1 Notice that is protected by attorney-client privilege or attorney work product doctrine.  In addition, the Seller acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 3.3(e) of the Indenture is so provided only to assist the Seller and its respective affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 3.3(e) of the Indenture by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right that such 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

SECTION 9.Closing.  The closing of the sale of the Transferred Assets (the “Closing”) shall be held at the offices of Dechert LLP in New York, New York on the Closing Date.  All parties hereto agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Issuer to purchase the Transferred Assets on the Closing Date.

The Closing shall be subject to each of the following conditions:

(a)All of the representations and warranties of the Seller and the Issuer specified in Section 5 and Section 7 shall be true and correct as of the Closing Date, or if made as of a different date, as of such date;

(b)All of the documents set forth in Section 3.4 of the Indenture, in such forms as are agreed upon and acceptable to the Issuer, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(c)The result of any examination of the Asset Files performed by or on behalf of the Issuer prior to the Closing Date shall be satisfactory to the Issuer in its reasonable determination;

(d)All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with;

(e)The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Issuer as of the Closing Date pursuant to this Agreement; and

(f)the issuance of the Notes and receipt by the Issuer of full payment therefor.

SECTION 10.Notices.  All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt and shall be addressed as follows:

(i)in the case of the Seller, to (A) The Bancorp Bank, 712 Fifth Avenue, 11th Floor, New York, New York 10019, Attention: Frank Mastrangelo, President, E-mail: fmastrangelo@thebancorp.com, (B) The Bancorp Bank, 712 Fifth Avenue, 11th Floor, New York, New York 10019, Attention: Paul Frenkiel, Chief Financial Officer, Phone: (302) 385-5122, E-mail: pfrenkiel@thebancorp.com, and (C) with a copy to Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104, Attention:  Richard D. Jones, Telephone:  (215) 994-3844, Fax:  (215) 655-2501, Email:  richard.jones@dechert.com;

(ii)in the case of the Issuer, to (A) Walnut Street 2014-1 Issuer, LLC, c/o PLANcorp, LLC, 1125 Mill Creek Road, Gladwyne, PA 19035, (B) with a copy to the Asset Manager, and (C) with a copy to Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104, Attention:  Richard D. Jones, Telephone:  (215) 994-3844, Fax:  (215) 655-2501, Email:  richard.jones@dechert.com;

(iii)in the case of the Indenture Trustee, to Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Walnut Street 2014-1 Issuer, Fax:  (302) 636-6196, E-mail:  cmbstrustee@wilmingtontrust.com;

(iv)in the case of the Note Administrator, to Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services (CMBS), Walnut Street 2014-1 Issuer;

(v)in the case of the initial Directing Holder, to Angelo Gordon Management LLC, 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: Mr. Jonathan Lieberman, Phone: (212) 692-2000, Fax: (212) 867-9328, Email: jlieberman@angelogordon.com; and

(v)in the case of any of the preceding parties, such other address as may hereafter be furnished to the other parties in writing by such party.

SECTION 11.Survival.  The representations, warranties and indemnities of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, as well as the Indenture Trustee and the holders of the Notes), notwithstanding any restrictive or qualified endorsement on any instrument or document in the Asset File.

SECTION 12.Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 13.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement in electronic format (including PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 14.Expenses.  The Seller shall pay all recording expenses incurred by the Issuer and/or the Indenture Trustee in connection the transfer of the Assets in accordance with this Agreement.

SECTION 15.Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS (WHETHER IN CONTRACT OR IN TORT) BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 16.SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND SUCH PARTIES HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.  EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  EACH SUCH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE ADDRESS SET FORTH IN SECTION 7.  EACH SUCH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 17.Further Assurances.  The Seller hereby acknowledges that the Issuer has, concurrently with the execution hereof by the Issuer, executed and delivered the Indenture and the other Related Agreements and that, in connection therewith, they have pledged all of their assets (including their rights hereunder) to the Indenture Trustee for the benefit of the Noteholders, as collateral security, pursuant to the terms of the Indenture and the other Related Agreements.  The Seller and the Issuer agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement and the Related Agreements.

SECTION 18.Amendments.  This Agreement may be amended only by a written instrument that specifically refers to this Agreement and is executed by the parties hereto (and consented to by the Indenture Trustee so long as any Note remains Outstanding).  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Indenture that relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19.Exercise of Rights.  No failure or delay on the part of any party (including any third-party beneficiaries thereof) to exercise any right, power or privilege under this Agreement and no course of dealing between or among the parties hereto (or any third-party beneficiaries hereof) shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

SECTION 20.No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between or among the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between or among the parties hereto and no party shall take any action which could reasonably lead a third party to assume that such party has the authority to bind the other party or make commitments on the other party’s behalf.

SECTION 21.Binding Effect.  This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns. The Indenture Trustee on behalf of the Noteholders is an intended third-party beneficiary of the representations, warranties and covenants in this Agreement, and this Agreement may be enforced by, or on behalf of, the Indenture Trustee, or the Cash Management Servicer to the same extent that the Issuer has rights against the Seller under this Agreement.  Each of the parties to the Related Agreements is an intended third-party beneficiary of certain obligations of the parties hereto, to the extent such parties to the Related Agreements are expressly referred to in this Agreement as having such obligations run in their favor or performed for their benefit.

SECTION 22.No Bankruptcy Filing.  The Seller agrees that neither it nor any of its Affiliates will, prior to the date that is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all amounts owing under the Indenture, institute against, consent to, cause to file, acquiesce in or otherwise join any other Person in instituting against Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, or other proceeding under federal or state bankruptcy or other insolvency laws.  The provisions of this Section 22 shall survive the termination of this Agreement.

SECTION 23.Non Petition; Limited Recourse.  The Seller agrees not to institute against, or join any other Person in instituting against the Issuer or any of its members any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws in any jurisdiction until at least one year and one day or, if longer, the applicable preference period then in effect after the payment in full of all Notes issued under the Indenture.  Notwithstanding any other provision hereof, the obligations of the Issuer under this Agreement are limited in recourse to the Collateral.  To the extent the Collateral are not sufficient to meet the obligations of the Issuer in full, after application of the Collateral in accordance with the provisions of the Indenture, the Issuer shall have no further obligations hereunder and all obligations of and all claims against the Issuer shall be extinguished and shall not thereafter revive.  The obligations of the Issuer are solely corporate obligations of the Issuer and no action shall be taken against the members, directors, shareholders or incorporator of the Issuer in connection with such obligations.  This Section shall survive the termination of this Agreement for any reason whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Issuer have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

THE BANCORP BANK,
a Delaware banking corporation

By:___________________________________________________________________
Name:  Frank M. Mastrangelo
Title:  President and Chief Operating Officer

ISSUER

WALNUT STREET 2014-1 ISSUER, LLC,
a Delaware limited liability company

By:___________________________________________________
Name:  Kenneth L. Tepper
Title:  Designated Manager

EXHIBIT A

ASSET SCHEDULE

EXHIBIT B

ASSET REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit B, the phrase “the Seller’s knowledge” and other words and phrases of like import shall mean the actual state of knowledge of the Seller, its officers and employees responsible for the origination or acquisition, as applicable, of the Assets by the Seller or its affiliates or the transfer of the Assets hereunder regarding the matters expressly set forth below, in each case without having conducted any independent inquiry into such matters, and without any obligation to have done so, except as expressly set forth below.  All information contained in documents (to the extent such documents exist) which are part of or required to be part of an Asset File, as specified in the Indenture, shall be deemed to be within the Seller’s knowledge.

The Seller hereby represents and warrants with respect to the Assets that, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except with respect to the exceptions set forth on Schedule I to this Exhibit B:

1.Asset Schedule.  The information set forth in the Asset Schedule attached as Exhibit A to this Agreement (the “Asset Schedule”) with respect to each Asset is true and correct in all material respects as of the Cut-Off Date.

2.Delivery of Asset File.  The contents of the Asset File for each Asset have been or will be delivered to the Indenture Trustee (or its custodian) in the time periods required in Section 3 of this Agreement.

3.Ownership of Asset.  Immediately prior to the transfer of each Asset to the Issuer, Seller was the sole owner of and had good and marketable title to the Assets, free and clear of any and all rights (including participation rights of any other lender), claims, liens and other interests of any person, except, if applicable, with respect to the related Property, (i) the lien of the current real property taxes, water charges, sewer rents and other assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other similar matters of public record of a type acceptable to lending institutions generally or referred to in the title insurance policy or title opinion issued in connection with the loan made with respect to the Property, (iii) the rights of tenants (as tenants only) under leases (including subleases) which are not required to be subordinated to the lien of the related security instrument, (iv) if the related Loan is cross-collateralized with any other Loan, the lien of the security instrument for such other Loan, (v) zoning and other land use restrictions and ordinances, (iv) the related Mortgage, a prior mortgage or other related security instrument, and (v) any state of facts an accurate survey might show (collectively, “Permitted Encumbrances”).

4.No Holdback.  Except as described on the Asset Schedule attached to this Agreement, the proceeds of each Loan have been fully disbursed (unless, with respect to any Mortgage Loan, the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Property), and there is no obligation for future advances with respect thereto.

5.Environmental Conditions.  With respect to each Mortgage Loan, to the Seller’s knowledge, there are currently no significant or material circumstances or conditions with respect to any related Property that render such Property in material violation of any applicable environmental laws.

6.Legal Proceedings.  Except as described on Schedule 1 to this Exhibit B, to the Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting any Obligor or any related Property that, if determined adversely to such Obligor or Property, would materially and adversely affect the value of the Property, the principal benefit of the security intended to be provided by the Asset Documents or the current principal use of the Property.

7.Loan Servicing.  From and after the Seller’s origination or acquisition, as applicable, of the beneficial interests in each Asset, the servicing practices used with respect to such Asset have been in accordance with

(x) the Seller’s customary servicing practices and asset management policies and procedures, (y) in compliance with all applicable federal, state and local laws and regulations and consent orders to which it is subject, and (z) in compliance with the terms of the related Asset Documents.

8.Escrows.  Monies in all escrow and reserve accounts with respect to each Asset in the possession of the Seller or its servicer have or will be transferred to the Asset Manager.

9.Bankruptcy.  To the Seller’s knowledge, as of the Cut-Off Date, no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

10.Enforceability.  With respect to each Loan, the related Asset Documents are evidence of the legal, valid and binding obligation of the related borrower, guarantor or other obligor party thereto (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation) enforceable against such borrower, guarantor or other obligor  in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Asset Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (subject to the limitations set forth above) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

11.Title Insurance.  With respect to each Mortgage Loan, such Mortgage Loan is covered by a lender’s title insurance policy (or, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) or an attorney's opinion of title or such other generally acceptable form of policy or insurance.  The assignment to Purchaser of Seller's interest in each such lender’s title insurance policy does not require the consent of or notification to any insurer; and each such lender’s title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement.

12.No Damage.  With respect to each Mortgage Loan, the related Mortgaged Property is free from damage that would materially and adversely affect the value of such Mortgaged Property or the use for which the premises were intended.

13.Taxes and Assessments.  As of the Cut-Off Date, to the Seller’s knowledge, all properly assessed property taxes, insurance premiums and governmental assessments that previously became due have been paid, provided that, if any such properly assessed property taxes, insurance premiums and governmental assessments that previously became due have not been paid as of the Cut-off Date, the Seller shall, at its option, either make a payment to the Issuer in the amount of such deficiency or repurchase the related Asset in accordance with Section 8.

14.Whole Loan.  Each Mortgage Loan is a whole loan and not a participation interest in a whole loan.

15.Asset Document Status; Waivers and Modifications.  With respect to each Loan, since origination and except by written instruments set forth in the related Asset File (a) the material terms of the operative Asset Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security to be provided by the related security instrument; (b) no related Property or any portion thereof has been released from the lien of the related borrower in any manner which materially interferes with the security intended to be provided by such security instrument or the current use of such Property; and (c) the related borrower has not been released from its material obligations under the Loan.

16.Junior Financing.  With respect to each Mortgage Loan, the Seller has no knowledge of any subordinate or mezzanine debt related to the Mortgaged Property to which the lender has not consented.

17.Origination.  Each Loan was originated in compliance in all material respects with all applicable federal, state and local laws and regulations, except where failure to comply would not have a material adverse impact on the Loan.

18.Compliance with Usury Laws.  The interest rate (exclusive of any default interest, late charges, yield maintenance charge, exit fees or prepayment premiums) of each Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

19.Condemnation.  With respect to each Mortgage Loan, as of the Cut-Off Date, there is no proceeding pending or, to the Seller’s knowledge, threatened in writing for all or a material portion of the related Mortgaged Property.

20.No High Cost Mortgage Loans.  Unless otherwise disclosed by Seller to Issuer, none of the Mortgage Loans are High Cost Mortgage Loans.  For purposes of this paragraph, “High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan, as applicable as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E.

SCHEDULE 1 TO EXHIBIT B

EXCEPTIONS TO ASSET REPRESENTATIONS

None